Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Tysons Financial Corporation on Form S-8 of our report dated January 19, 1996, appearing in the Annual Report on Form 10-KSB/A-No. 1 of Tysons Financial Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in such Registration Statement.



August 22, 1996
Washington, D.C.


                                    /s/ KPMG PEAT MARWICK LLP